Exhibit 3.6

ARTICLES OF AMALGAMATION

1.	Name of the amalgamated corporation is:

Intertape Polymer, Inc.

2.	The address of the registered office is:

1400 Commerce Court West

P.O. Box 85

City of Toronto M5L1B9

Municipality of Metropolitan Toronto

3.	Number (or minimum and maximum number) of director is: Minimum of one (1) maximum of seven (7)

4.	The director(s) is/are:

First Name, Initial and Surname	Residence Address	Resident Canadian State Yes/No
Melbourne F. Yull	477 Prince Albert Ave. Westmount, Quebec H3Y 2P7	Yes

Christopher J. Winn	659 Belmont Avenue Westmount, Quebec H3Y 2W3	Yes

Michael L. Richards	625 Belmont Avenue Westmount, Quebec H3Y 2W1	Yes

The amalgamation has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 175(4) of the Business Corporations Act on the date set out below.  ☒

Name of amalgamating corporations
PINS Acquisition Corp.	860708	January 15, 1990

Polymer International (N.S.) Incorporated	722279	January 15, 1990

Intertape Systems Inc.	872695	January 15, 1990

6.	Restrictions, if any,

on business the

corporation may carry on or

on powers the

corporation exercise.

No restrictions.

7.	The classes and any maximum

number of shares that the

corporation is authorized

to issue.

An unlimited number of Class A shares, and an unlimited number of Class B shares.

8.	Rights, privileges,

restrictions and conditions

(if any) attaching to each

class of shares and

directors authority with

respect to any class of

shares which is to be issued

in series:

The Class B shares and the Class A shares of the Corporation shall have the respective rights and shall be subject to the restrictions, conditions and limitations hereinafter set forth, that is to say:

(a)	The holders of the Class B shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of a specified class of shares are entitled to vote separately as a class as provided in the Act) and each Class B share shall confer the right to 1 vote in person or by proxy at all meetings of the shareholders of the corporation.

(b)	The holders of the Class B shares shall in each calendar month in the discretion of the directors, but always in preference and priority to any payment of dividends on the Class A shares for such calendar month, for each Class B share held be entitled to non-cumulative dividends at the rate of .67% per month of the amount at which each such Class B share may be redeemed; if in any fiscal year, after providing for the full dividend on the Class B shares, there shall remain any profits or surplus available for dividends, such profits or surplus, or any part thereof, may, in the discretion of the directors, be applied to dividends on the Class A shares; the holders of the Class B shares shall not be entitled to any dividends other than or in excess of the non-cumulative dividends in the amount hereinbefore provided for.

(c)	The Corporation may, at its option, redeem all or from time to time any part of the outstanding Class B shares on payment to the holders thereof, for each share to be redeemed, of the sum of $1.00 per share, together with all dividends declared thereon and unpaid. Before redeeming any Class B shares the Corporation shall mail to each person who, at the date of such mailing, is a registered holder of shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be mailed by ordinary prepaid post addressed to the last address of such holder as it appears on the records of the Corporation or, in the event of the address of any such holder not appearing on the records of the Corporation, then to the last known address of such holder, at least 30 days before the date specified for redemption; such notice shall set out the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed are to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the shares to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption at such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed. In case a part only of the outstanding Class B shares is at any time to be redeemed, the shares to be redeemed shall be selected, at the option of the directors, either by lot in such manner as the directors in their sole discretion shall determine or as nearly as may be pro-rata (disregarding fractions) according to the number of Class B shares held by each holder. In case a part only of the Class B shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in such notice, the holders of the shares called for redemption shall cease to be entitled to dividends and shall not be entitled to any rights in respect thereof, except to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired. On or before the date specified for redemption the Corporation shall have the right to deposit the redemption price of the shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, such redemption price to be paid to or to the order of the respective holders of such shares called for redemption upon presentation and surrender of the certificates representing the same and, upon such deposit being made, the shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the several holders thereof, after such deposit, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective shares against presentation and surrender of the certificates representing such shares.

(d) (i)	Subject to paragraph (d)(ii) below, a holder of Class B shares shall be entitled to require the Corporation to redeem at any time and from time to time after the date of issue of any Class B shares, upon giving notice as hereinafter provided, all or any number of the Class B shares registered in the name of such holder on the books of the Corporation at a redemption price per share of $1.00 together with all dividends declared thereon and unpaid. A holder of Class B shares exercising his option to have the Corporation redeem, shall give notice to the Corporation, which notice shall set out the date on which the Corporation is to redeem, which date shall not be less than 10 days nor more than 30 days from the date of mailing of the notice, and if the holder desires to have less than all of the Class B shares registered in his name redeemed by the Corporation, the number of the holder’s shares to be redeemed. The date on which the redemption at the option of the holder is to occur is hereafter referred to as the “option redemption date”. The holder of any Class B shares may, with the consent of the Corporation, revoke such notice prior to the option redemption date. Upon delivery to the Corporation of a share certificate or certificates representing the Class B shares which the holder desires to have the Corporation redeem, the Corporation shall, on the option redemption date, redeem such Class B shares by paying to the holder the redemption price therefor. Upon payment of the redemption price of the Class B shares to be redeemed by the Corporation, the holders thereof shall cease to be entitled to dividends or to exercise any rights of holders in respect thereof.

(ii)	If the redemption by the Corporation on any option redemption date of all of the Class B shares to be redeemed on such date would be contrary to any provisions of the Act or any other applicable law, the Corporation shall be obligated to redeem only the maximum number of Class B shares which the Corporation determines it is then permitted to redeem, such redemptions to be made pro-rata (disregarding fractions of shares) according to the number of Class B shares required by each such holder to be redeemed by the Corporation and the Corporation shall issue new certificates representing the Class B shares not redeemed by the Corporation; the Corporation shall, before redeeming any other Class B shares, redeem in the manner contemplated by paragraph (c) on the first day of each month thereafter the maximum number of such Class B shares as would not then be contrary to any provisions of the Act or any other applicable law, until all of such shares have been redeemed, provided that the Corporation shall be under no obligation to give any notice to the holders of the Class B shares in respect of such redemption or redemptions as provided for in paragraph (c).

(e)	In the case of Class B shares issued by the Corporation for a consideration other than cash, the applicable redemption price will be subject to a proportionate increase or decrease so that the aggregate redemption price of Class B shares so issued equals the fair market value of the consideration so received at that time. In the event that the Minister of National Revenue or any other competent taxing authority should make or propose to make an assessment or re-assessment of income tax or any other tax on the basis that the true fair market value for such consideration so received differs from the said aggregate redemption price, the redemption price of the Class B shares issued for such consideration will be increased or decreased to an amount such that the aggregate redemption price thereof equals the fair market value of the consideration so received. Such value shall be that determined in an assessment or re-assessment by such taxing authority against which no appeal is taken, or as agreed upon by the Corporation or the holder of such Class B shares and the said taxing authority in settlement of a dispute regarding such an assessment, re-assessment or proposed assessment or re-assessment or as finally established by a court or tribunal of competent jurisdiction on appeal from such assessment or re-assessment.

(f)	The holders of the Class A shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of a specified class are entitled to vote separately as a class as provided in the Act) and each Class A share shall confer the right to 1 vote in person or by proxy at all meetings of shareholders of the Corporation.

(g) (i)	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Class B shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other shares, for each Class B share, an amount of $1.00 per share (which sum will be increased or decreased proportionately with any increase or decrease in the redemption price) and any dividends declared thereon and unpaid and no more.

(ii)	Subject to the prior rights of the holders of the Class B shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Class A shares shall be entitled to receive the remaining property of the Corporation.

9.	The issue, transfer or

ownership of shares is/is

not restricted and the

restrictions (if any) are

as follows:

No share shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors.

10.	Other provisions, (if any):

(a)	The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

(b)	Any invitation to the public to subscribe for any securities of the Corporation is prohibited.

(c)	The directors of the Corporation may, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, re-issue, sell or pledge any bonds, debentures, debenture stock or other debt obligations or securities of the Corporation;

(c)	notwithstanding the provisions of the Civil Code of the Province of Quebec, hypothecate, mortgage or pledge the moveable or immoveable property, present or future, of the Corporation, to secure any such debentures, or other securities, or give part only of such guarantee for such purposes; and constitute the hypothec, mortgage or pledge above mentioned, by trust deed, in accordance with sections 28 and 29 of the Special Corporate Powers Act (R.S.Q., chapter P-16), or in any other manner; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any moveable or personal, immoveable or real or other property of the Corporation, owned or subsequently acquired, present or future, to secure any debt obligation of the Corporation.

The directors may, by resolution or by-law, provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the resolution or by-law, as the case may be.

11.	The statements required by

subsection 177(2) of the

Business Corporations Act

are attached as Schedule “A”.

12.	A copy of the amalgamation

agreement or directors

resolutions (as the case may

be) is/are attached as

Schedule “B”.

These articles are signed

duplicate.

Names of the amalgamating

corporations and signatures

and descriptions of office of

their proper officers.

PINS ACQUISITION CORP.

Per:	/s/ Christopher J. Winn
Christopher J. Winn
Director

POLYMER INTERNATIONAL (N.S.) INCORPORATED

Per:	/s/ Christopher J. Winn
Christopher J. Winn
Director

INTERTAPE SYSTEMS INC.

Per:	/s/ Christopher J. Winn
Christopher J. Winn
Director

SCHEDULE “A”

STATEMENT OF DIRECTOR OR OFFICER

PURSUANT TO SUBSECTION 177(2) OF

THE BUSINESS CORPORATIONS ACT, 1982 (ONTARIO)

I, Christopher J. Winn of the City of Westmount in the Province of Quebec, hereby certify and state as follows:

1.	This Statement is made pursuant to subsection 177(2) of the Business Corporations Act, 1982 (Ontario) (the “Act”);

2.	I am a director of PINS Acquisition Corp. and as such have knowledge of its affairs.

3.	I am a director of Polymer International (N.S.) Incorporated and as such have knowledge of its affairs.

3.	I am a director of Intertape Systems Inc. and as such have knowledge of its affairs.

4.	I have conducted such examinations of the books and records of PINS Acquisition Corp., Polymer International (N.S.) Incorporated and Intertape Systems Inc. (the “Amalgamating Corporations”) as are necessary to enable me to make the statements hereinafter set forth.

5.	There are reasonable grounds for believing that:

(a)	each of the Amalgamating Corporations is and Intertape Polymer Inc., the corporation continuing from the amalgamation of the Amalgamating Corporations (the “Corporation”), will be able to pay its liabilities as they become due, and

(b)	the realizable value of the Corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

6.	There are reasonable grounds for believing that no creditor of any of the Amalgamating Corporations will be prejudiced by the amalgamation.

7.	No creditor of either of the Amalgamating Corporations has notified such corporation that he objects to the amalgamation.

8.	Based on the statements made above, none of the Amalgamating Corporations is obligated to give notice to any creditor.

DATED at Montreal, this 15th day of January, 1990.

/s/ Christopher J. Winn
Christopher J. Winn

SCHEDULE “B”

MEMORANDUM OF AGREEMENT made as of the 15th day of January, 1990

AMONG:

PINS Acquisition Corp., a corporation incorporated under the laws of the Province of Ontario

(hereinafter referred to as “PINS”)

Polymer International (N.S.) Incorporated, a corporation continued under the laws of the Province of Ontario

(hereinafter referred to as “Polymer”)

Intertape Systems Inc., a corporation continued under the laws of the Province of Ontario

(hereinafter referred to as “Intertape”)

WHEREAS PINS was incorporated under the laws of the Province of Ontario and each of Polymer and Intertape has been continued under the laws of the Province of Ontario;

AND WHEREAS PINS is authorized to issue an unlimited number of common shares, of which 35,895,801 common shares are issued and outstanding as fully paid and non-assessable as of the date hereof and will be issued and outstanding as of the Effective Date (as hereinafter defined);

AND WHEREAS Polymer is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares, of which 4,719,825 common shares are issued and outstanding as fully paid and non-assessable as of the date hereof and will be issued and outstanding as of the Effective Date (as hereinafter defined);

AND WHEREAS Intertape is authorized to issue an unlimited number of common shares, an unlimited number of Class A preferred shares and an unlimited number of Class B preferred shares, of which 424,477 common shares are issued and outstanding as fully paid and non-assessable as of the date hereof and will be issued and outstanding as of the Effective Date (as hereinafter defined);

AND WHEREAS, the parties hereto, acting under the authority contained in the Business Corporations Act, 1982 (Ontario), have agreed to amalgamate upon the terms and conditions set out;

NOW THEREFORE THIS AGREEMENT WITNESSETH as follows:

1.	In this agreement:

(a)	“Amalgamating Corporations” means PINS, Polymer and Intertape;

(b)	“Amalgamation Agreement” or “Agreement” means this amalgamation agreement;

(c)	“Act” means the Business Corporations Act, 1982 (Ontario);

(d)	“Corporation” means the corporation continuing from the amalgamation of the Amalgamating Corporations; and

(e)	“Effective Date” means the date set out on the certificate endorsed by the Director appointed under the Act on the articles of amalgamation giving effect to the amalgamation herein provided for.

2.	The Amalgamating Corporations do hereby agree to amalgamate on the Effective Date under the provisions of the Act and to continue as one corporation upon the terms and conditions herein set out.

3.	The name of the Corporation shall be Intertape Polymer Inc.

4.	The registered office of the Corporation shall be in the Municipality of Metropolitan Toronto, in the Province of Ontario. The address of the registered office of the Corporation shall be Suite 1400, P.O. Box 85, Commerce Court West, Toronto, Ontario M5L 1B9.

5.	There shall be no restrictions on the business that the Corporation may carry on or on the powers that the Corporation may exercise.

6.	The classes and any maximum number of shares that the Corporation is authorized to issue are as follows:

(a)	An unlimited number of Class A shares; and

(b)	An unlimited number of Class B shares;

7.	The Class B shares and the Class A shares of the Corporation shall have the respective rights and shall be subject to the restrictions, conditions and limitations hereinafter set forth, that is to say:

(a)	The holders of the Class B shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of a specified class of shares are entitled to vote separately as a class as provided in the Act) and each Class B share shall confer the right to 1 vote in person or by proxy at all meetings of the shareholders of the corporation.

(b)	The holders of the Class B shares shall in each calendar month in the discretion of the directors, but always in preference and priority to any payment of dividends on the Class A shares for such calendar month, for each Class B share held be entitled to non-cumulative dividends at the rate of .67% per month of the amount at which each such Class B share may be redeemed; if in any fiscal year, after providing for the full dividend on the Class B shares, there shall remain any profits or surplus available for dividends, such profits or surplus, or any part thereof, may, in the discretion of the directors, be applied to dividends on the Class A shares; the holders of the Class B shares shall not be entitled to any dividends other than or in excess of the non-cumulative dividends in the amount hereinbefore provided for.

(c)	The Corporation may, at its option, redeem all or from time to time any part of the outstanding Class B shares on payment to the holders thereof, for each share to be redeemed, of the sum of $1.00 per share, together with all dividends declared thereon and unpaid. Before redeeming any Class B shares the Corporation shall mail to each person who, at the date of such mailing, is a registered holder of shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be mailed by ordinary prepaid post addressed to the last address of such holder as it appears on the records of the Corporation or, in the event of the address of any such holder not appearing on the records of the Corporation, then to the last known address of such holder, at least 30 days before the date specified for redemption; such notice shall set out the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed are to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the shares to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption at such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed. In case a part only of the outstanding Class B shares is at any time to be redeemed, the shares to be redeemed shall be selected, at the option of the directors, either by lot in such manner as the directors in their sole discretion shall determine or as nearly as may be pro-rata (disregarding fractions) according to the number of Class B shares held by each holder. In case a part only of the Class B shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in such notice, the holders of the shares called for redemption shall cease to be entitled to dividends and shall not be entitled to any rights in respect thereof, except to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired. On or before the date specified for redemption the Corporation shall have the right to deposit the redemption price of the shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, such redemption price to be paid to or to the order of the respective holders of such shares called for redemption upon presentation and surrender of the certificates representing the same and, upon such deposit being made, the shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the several holders thereof, after such deposit, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective shares against presentation and surrender of the certificates representing such shares.

(d)	(i) Subject to paragraph (d)(ii) below, a holder of Class B shares shall be entitled to require the Corporation to redeem at any time and from time to time after the date of issue of any Class B shares, upon giving notice as hereinafter provided, all or any number of the Class B shares registered in the name of such holder on the books of the Corporation at a redemption price per share of $1.00 together with all dividends declared thereon and unpaid. A holder of Class B shares exercising his option to have the Corporation redeem, shall give notice to the Corporation, which notice shall set out the date on which the Corporation is to redeem, which date shall not be less than 10 days nor more than 30 days from the date of mailing of the notice, and if the holder desires to have less than all of the Class B shares registered in his name redeemed by the Corporation, the number of the holder’s shares to be redeemed. The date on which the redemption at the option of the holder is to occur is hereafter referred to as the “option redemption date”. The holder of any Class B shares may, with the consent of the Corporation, revoke such notice prior to the option redemption date. Upon delivery to the Corporation of a share certificate or certificates representing the Class B shares which the holder desires to have the Corporation redeem, the Corporation shall, on the option redemption date, redeem such Class B shares by paying to the holder the redemption price therefor. Upon payment of the redemption price of the Class B shares to be redeemed by the Corporation, the holders thereof shall cease to be entitled to dividends or to exercise any rights of holders in respect thereof.

(ii) If the redemption by the Corporation on any option redemption date of all of the Class B shares to be redeemed on such date would be contrary to any provisions of the Act or any other applicable law, the Corporation shall be obligated to redeem only the maximum number of Class B shares which the Corporation determines it is then permitted to redeem, such redemptions to be made pro-rata (disregarding fractions of shares) according to the number of Class B shares required by each such holder to be redeemed by the Corporation and the Corporation shall issue new certificates representing the Class B shares not redeemed by the Corporation; the Corporation shall, before redeeming any other Class B shares, redeem in the manner contemplated by paragraph (c) on the first day of each month thereafter the maximum number of such Class B shares as would not then be contrary to any provisions of the Act or any other applicable law, until all of such shares have been redeemed, provided that the Corporation shall be under no obligation to give any notice to the holders of the Class B shares in respect of such, redemption or redemptions as provided for in paragraph (c).

(e)	In the case of Class B shares issued by the Corporation for a consideration other than cash, the applicable redemption price will be subject to a proportionate increase or decrease so that the aggregate redemption price of Class B shares so issued equals the fair market value of the consideration so received at that time. In the event that the Minister of National Revenue or any other competent taxing authority should make or propose to make an assessment or re-assessment of income tax or any other tax on the basis that the true fair market value for such consideration so received differs from the said aggregate redemption price, the redemption price of the Class B shares issued for such consideration will be increased or decreased to an amount such that the aggregate redemption price thereof equals the fair market value of the consideration so received. Such value shall be that determined in an assessment or re-assessment by such taxing authority against which no appeal is taken, or as agreed upon by the Corporation or the holder of such Class B shares and the said taxing authority in settlement of a dispute regarding such an assessment, re-assessment or proposed assessment or re-assessment or as finally established by a court or tribunal of competent jurisdiction on appeal from such assessment or re-assessment.

(f)	The holders of the Class A shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of a specified class are entitled to vote separately as a class as provided in the Act) and each Class A share shall confer the right to 1 vote in person or by proxy at all meetings of shareholders of the Corporation.

(g) (i)	In the event of the liquidation, dissolution or winding-up of the Corporation; whether voluntary or involuntary, the holders of the Class B shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other shares, for each Class B share, an amount of $1.00 per share (which sum will be increased or decreased proportionately with any increase or decrease in the redemption price) and any dividends declared thereon and unpaid and no more.

(ii)	Subject to the prior rights of the holders of the Class B shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Class A shares shall be entitled to receive the remaining property of the Corporation.

8.	The number (or minimum and maximum number) of directors of the Corporation shall be a minimum of 1 and a maximum of 7, until changed in accordance with the Act. Until changed by special resolution of the Corporation, or if the directors of the Corporation are so authorized by special resolution of the Corporation, by resolution of the said directors, the directors of the corporation shall consist of 3 directors and the first directors of the Corporation shall be the following:

Name	Residence Address	Resident Canadian
Melbourne F. Yull	477 Prince Albert Ave. Westmount, Quebec H3Y 2P7	Yes

Christopher J. Winn	659 Belmont Ave. Westmount, Quebec H3Y 2W3	Yes

Michael L. Richards	609 Belmont Ave. Westmount, Quebec MY 2W1	Yes

The said first directors shall hold office until the first annual meeting of the Corporation or until their successors are elected or appointed, subject to the Corporation’s by-laws.

9.	The by-laws of the Corporation shall be the by-laws of Intertape. A copy of such by-laws may be examined at the registered office of the Corporation at any time during regular business hours.

10.	After the Effective Date, the shareholders of the Amalgamating Corporations shall, when requested by the Corporation, surrender for cancellation the certificates representing the shares held by them in the Amalgamating Corporations and shall be entitled to receive certificates for shares of the Corporation as herein provided.

11.	The issued and outstanding shares in the capital of the Amalgamating Corporations shall be converted on the Effective Date into issued and outstanding shares of the Corporation as follows:

(a)	The 35,895,801 issued and outstanding common shares of PINS shall be converted into 58,000,000 Class B shares of the Corporation on the basis of 1.6157 Class B shares of the Corporation for 1 common share of PINS;

(b)	The 424,477 issued and outstanding common shares of Intertape shall be converted into 8,000,000 Class A shares of the Corporation on the basis of 18.846721 Class A shares of the Corporation for 1 common share of Intertape; and

(c)	The 4,719,825 issued and outstanding common shares of Polymer, all of which are at the date hereof and will be at the Effective Date held by or on behalf of PINS, shall be cancelled without any repayment of capital in respect thereof and shall not be converted into shares of the Corporation.

12.	The aggregate of the stated capital accounts for the 8,000,000 Class A shares of the Corporation and the 58,000,000 Class B shares of the Corporation shall be equal to the stated capital account for the 35,895,801 common shares of PINS and the stated capital account for the 424,477 common shares of Intertape.

The stated capital of the shares of the Corporation issued on conversion of the shares of the Amalgamating Corporations pursuant to paragraph 11 hereof shall be as follows:

Number and Class of Shares of the Corporation	Stated Capital
58,000,000 Class B shares of the Corporation issued on conversion of 35,895,801 common shares of PINS	$6,587,413

8,000,000 Class A shares of the Corporation issued on conversion of 424,477 common shares of Intertape	$43,353,675

13.	No share shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors.

14. (a)	The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

(b)	Any invitation to the public to subscribe for any securities of the Corporation is prohibited.

(c)	The directors of the Corporation may, without authorization of the shareholders:

(i)	borrow money upon the credit of the Corporation;

(ii)	issue, re-issue, sell or pledge any bonds, debentures, debenture stock or other debt obligations or securities of the Corporation;

(iii)	notwithstanding the provisions of the Civil Code of the Province of Quebec, hypothecate, mortgage or pledge the moveable or immoveable property, present or future, of the Corporation, to secure any such debentures, or other securities, or give part only of such guarantee for such purposes; and constitute the hypothec, mortgage or pledge above mentioned, by trust deed, in accordance with sections 28 and 29 of the Special Corporate Powers Act (R.S.Q., chapter P-16), or in any other manner; and

(iv)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any moveable or personal, immoveable or real or other property of the Corporation, owned or subsequently acquired, present or future, to secure any debt obligation of the Corporation.

The directors may, by resolution or by-law, provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the resolution or by-law, as the case may be.

15.	Upon the Effective Date:

(a)	The Amalgamating Corporations are amalgamated and continue as one Corporation under the terms and conditions prescribed in the Amalgamation Agreement;

(b)	The Corporation possesses all the property, rights, privileges and franchises and is subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of the Amalgamating Corporations;

(c)	A conviction against, or ruling, order or judgment in favour or against an Amalgamating Corporation may be enforced by or against the Corporation;

(d)	The articles of amalgamation are deemed to be the articles of incorporation of the Corporation and, except for the purposes of subsection 117(1) of the Act, as may be amended from time to time, the certificate of amalgamation shall be deemed to be the certificate of incorporation of the Corporation; and

(e)	The Corporation shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against an Amalgamating Corporation before the Effective Date.

16.	At any time before the Effective Date, this Amalgamation Agreement may be terminated by the directors of any one of the Amalgamating Corporations, notwithstanding the approval of this Amalgamation Agreement by the shareholders of any one of such Amalgamating Corporations.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

PINS ACQUISITION CORP.

Per:	/s/ Christopher J. Winn
Christopher J. Winn
Director

POLYMER INTERNATIONAL (N.S.) INCORPORATED

Per:	/s/ Christopher J. Winn
Christopher J. Winn
Director

INTERTAPE SYSTEMS INC.

Per:	/s/ Christopher J. Winn
Christopher J. Winn
Director